EXHIBIT 99.1

First Financial Bancorp Reports First Quarter 2013 Financial Results

Cincinnati, Ohio - April 24, 2013 - First Financial Bancorp (Nasdaq: FFBC) (“First Financial” or the “Company”) announced today financial and operational results for the first quarter 2013.

First quarter 2013 net income was $13.8 million and earnings per diluted common share were $0.24. This compares with fourth quarter 2012 net income of $16.3 million and earnings per diluted common share of $0.28 and first quarter 2012 net income of $17.0 million and earnings per diluted common share of $0.29.

During the quarter, the Company incurred certain pre-tax expenses resulting from its efficiency initiative and other staffing-related changes of $2.9 million. Approximately $1.2 million was related to employee benefit expenses associated with staffing reductions and $1.7 million was related to real estate expenses associated with previously announced banking center consolidation and closure plans. Additionally, $0.4 million was recognized due to an isolated fraud loss. The Company also recognized pre-tax gains of $1.5 million resulting from sales of investment securities. In the aggregate, these items had a negative impact on pre-tax earnings of $1.7 million, or $0.02 per diluted share after taxes.

The board of directors has authorized a regular dividend of $0.15 per common share and a variable dividend of $0.09 per common share for the next regularly scheduled dividend, payable on July 1, 2013 to shareholders of record as of May 31, 2013. This is a continuation of the 100% dividend payout ratio first announced in the second quarter 2011 and is expected to continue through 2013 unless the Company's capital position materially changes or capital deployment opportunities arise.

Under the announced share repurchase plan, the Company repurchased 249,000 shares during the first quarter at an average price of $15.39 per share. When combined with the regular and variable dividends paid to shareholders, First Financial returned 144.5% of quarterly net income to shareholders during the first quarter. Additionally, the Company has repurchased 87,400 shares during the second quarter 2013 at an average price of $15.65 per share.

▪	90th consecutive quarter of profitability

▪	Quarterly adjusted pre-tax, pre-provision income of $25.3 million, or 1.60% of average assets

▪	Continued solid quarterly performance

•	Return on average assets of 0.88%; 0.95% as adjusted for the items noted above

•	Return on average tangible common equity of 9.24%; 9.96% as adjusted for the items noted above

▪	Capital ratios remain strong

•	Tangible common equity to tangible assets of 9.60%

•	Tier 1 capital ratio of 15.87%

•	Total risk-based capital ratio of 17.15%

▪	Solid progress on efficiency initiative

•	Net of expenses covered under loss sharing agreements and those highlighted above, noninterest expense declined $2.6 million compared to the linked quarter

•	Annualized run rate savings of $12.5 million to date and in line with previously disclosed estimates on 2013 realization

▪	Quarterly net interest margin of 4.04%

•	Decline of 7 bps compared to the linked quarter excluding a $2.2 million prepayment fee recognized during the fourth quarter 2012

•	Cost of interest-bearing deposits declined 8 bps during the quarter to 0.41%

•	Yield on uncovered loan portfolio declined 13 bps to 4.60% due to mix of new originations

▪	Total uncovered loan portfolio growth of 8.9% on an annualized basis

•	Strong performance in traditional C&I, commercial real estate and construction lending with solid contributions from residential mortgage and specialty finance

•	Uncovered loan growth exceeded the covered loan decline for the second consecutive quarter as total loans increased $9.5 million

▪	Net charge-offs declined $2.8 million, or 52.6%, compared to the linked quarter and totaled 32 bps of average uncovered loans for the quarter on an annualized basis

Claude Davis, President and Chief Executive Officer, commented, “Our results for the first quarter were impacted by expenses related to implementation of our efficiency initiative as well as seasonal and timing effects related to certain sources of fee revenue. Net of these items, our operating performance was solid given the continued slow pace of economic recovery throughout our markets. We were pleased with the progress we made on reducing operating costs as adjusted noninterest expense declined $2.6 million, or 5.1%, compared to the linked quarter. We feel confident that we remain on track to achieve 85% realization of the $17.1 million in announced annualized savings during 2013. Furthermore, as we execute on the current initiatives, we are identifying additional areas for improvement above the previously disclosed target.

“For the second consecutive quarter, growth in the uncovered loan portfolio outpaced the decline in covered loan balances as total loan balances increased $9.5 million. The uncovered loan portfolio totaled $3.2 billion at quarter end, representing growth of $69.8 million, or 8.9% on an annualized basis, compared to the prior quarter and $285.3 million, or 9.6%, compared to balances one year ago. Growth during the quarter was driven by strong performance in our traditional C&I and owner-occupied commercial real estate portfolios as well as in construction and residential mortgage lending. Additionally, we continued to gain traction in Indianapolis and Dayton as these markets contributed almost 42% of the quarterly growth.

“We were also pleased with our ability to defend net interest income and net interest margin in light of the continued low interest rate environment. Excluding the prepayment fee we recognized in the fourth quarter 2012, net interest income declined a modest $1.1 million, or 1.8%, and net interest margin declined 7 bps to 4.04% during the first quarter. Investment portfolio yields were relatively stable quarter-over-quarter and deposit costs continued to decline, helping to offset a decrease in yields earned on our uncovered loan portfolio. As the rates on loans that paid off during the quarter exceeded new production yields by 79 bps, our ability to generate net loan growth was a key factor in mitigating net interest income and margin compression.

“Our wealth management business had a strong quarter as total assets under management increased over 10% to $2.6 billion driven primarily by the signature win of a large new retirement plan services client relationship. The new assets came on board late in the quarter and as we continue to refine our strategies and product offerings, we have built a strong pipeline of new business opportunities in this business line and feel optimistic about our growth prospects.”

2

NET INTEREST INCOME AND NET INTEREST MARGIN
Net interest income for the first quarter 2013 was $58.7 million as compared to $62.0 million for the fourth quarter 2012 and $66.7 million for the year-over-year period. Compared to the linked quarter, total interest income declined $4.1 million, or 6.1%, and total interest expense declined $0.8 million, or 14.0%. Net interest margin was 4.04% for the first quarter 2013 as compared to 4.27% for the fourth quarter 2012 and 4.51% for the first quarter 2012.

Interest income earned on loans decreased $4.4 million, or 7.2%, compared to the prior quarter. Excluding a prepayment fee of $2.2 million that was recognized in the fourth quarter 2012, interest income earned on loans decreased $2.2 million, or 3.7%, and net interest income decreased $1.1 million, or 1.8%, during the first quarter 2013. Additionally, excluding this prepayment fee, net interest margin declined 7 bps compared to the linked quarter. The lower interest income earned on loans and decline in net interest margin was driven primarily by an 8.8% decrease in the average balance of covered loans outstanding, partially offset by an increase in the yield earned on the portfolio.

Growth in average uncovered loan balances of $95.0 million, or 3.1% on a linked quarter basis, helped to partially offset the impact from the runoff in covered loans during the quarter. However, a decline in the yield earned on the uncovered loan portfolio of 13 bps and lower loan fees, both adjusted for the prepayment fee recognized in the prior quarter, muted the impact of the increase in uncovered loan balances.

Interest income earned from investment securities increased as a result of a $91.8 million, or 5.3%, increase in average balances compared to the linked quarter. However, the impact on net interest margin was modestly offset as the portfolio yield declined 1 bp to 1.98% as investment rates remain low in the current environment.

Interest expense and net interest margin continued to benefit from declining deposit costs. The average balance of interest-bearing deposits declined 3.3% compared to the prior quarter, driven by a $72.1 million, or 6.4%, decrease in average time deposit balances during the quarter. The cost of funds related to interest-bearing deposits decreased 8 bps to 41 bps compared to 49 bps for the linked quarter.

NONINTEREST INCOME
The following table presents noninterest income for the three months ended March 31, 2013 and for the trailing four quarters, adjusted to exclude the impact of covered loan activity and other selected items on the Company's reported balance.

Table I
	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2013	2012	2012	2012	2012

Total noninterest income	$26,698	$26,121	$30,830	$33,545	$31,925
Selected components of noninterest income
Accelerated discount on covered loans [1]	1,935	2,455	3,798	3,764	3,645
FDIC loss sharing income	8,934	5,754	8,496	8,280	12,816
Gain on sale of investment securities	1,536	1,011	2,617	—	—
Other items not expected to recur	—	—	—	5,000	—
Total noninterest income excluding items noted above	$14,293	$16,901	$15,919	$16,501	$15,464

[1] Net of the corresponding valuation adjustment on the FDIC indemnification asset

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Excluding the items highlighted in Table I, noninterest income earned in the first quarter 2013 was $14.3 million compared to $16.9 million in the fourth quarter 2012 and $15.5 million in the first quarter 2012. The decrease of $2.6 million compared to the linked quarter was driven by lower service charges on deposits, net gain from sales of residential mortgages and lower fee income and portfolio valuations related to client derivatives, partially offset by higher trust and wealth management fees.

NONINTEREST EXPENSE
The following table presents noninterest expense for the three months ended March 31, 2013 and for the trailing four quarters, adjusted to exclude the impact of covered asset activity and other selected items on the Company's reported balance.

Table II
	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2013	2012	2012	2012	2012

Total noninterest expense	$53,106	$53,474	$55,286	$57,459	$55,778
Selected components of noninterest expense
Loss - covered real estate owned	(157)	(54)	(25)	1,233	1,292
Loss sharing expense	2,286	2,305	3,584	3,085	1,751
Expenses associated with efficiency initiative	2,878	952	351	2,160	—
Other items not expected to recur	390	—	—	—	1,839
Total noninterest expense excluding items noted above	$47,709	$50,271	$51,376	$50,981	$50,896

FDIC loss share support [1]	$776	$798	$951	$1,014	$1,163

[1] Represents direct expenses associated with credit management and loan administration related to covered assets as well as compliance with FDIC loss share agreements; included in total noninterest expense excluding the items noted above and comprised of several noninterest expense line items; expected to recur but decline over time as assets covered under loss sharing agreements decrease

Excluding the items highlighted in Table II, noninterest expense in the first quarter 2013 was $47.7 million as compared to $50.3 million in the fourth quarter 2012 and $50.9 million in the first quarter 2012. The decrease of $2.6 million compared to the linked quarter was due primarily to lower salaries and employees benefits, marketing expense and other noninterest expense, partially offset by higher occupancy costs. Expenses associated with the efficiency initiative and other staffing-related changes include $1.2 million of employee benefit expenses related to reductions in staff and $1.7 million of real estate expenses associated with previously announced banking center consolidation and closure plans. Other items not expected to recur includes $0.4 million related to an isolated fraud loss.

INCOME TAXES
For the first quarter 2013, income tax expense was $6.4 million, resulting in an effective tax rate of 31.5%, compared with income tax expense of $9.2 million and an effective tax rate of 36.1% during the fourth quarter 2012 and $9.6 million and an effective tax rate of 36.2% during the comparable year-over-year period. The decrease in the effective tax rate during the first quarter 2013 as compared to the linked quarter was primarily the result of higher income earned on tax-exempt investment securities as well as a favorable tax reversal related to an intercompany tax obligation associated with an unconsolidated former Irwin subsidiary. A normalized effective tax rate reflecting the impact of the increasing investment in tax-exempt securities is estimated to be 35.1%.

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CREDIT QUALITY - EXCLUDING COVERED ASSETS
The following table presents certain credit quality metrics related to the Company's uncovered loan portfolio as of March 31, 2013 and the trailing four quarters.

Table III
	As of or for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2013	2012	2012	2012	2012

Total nonaccrual loans	$42,128	$50,930	$49,404	$63,093	$55,945
Troubled debt restructurings - accruing	12,757	10,856	11,604	9,909	9,495
Troubled debt restructurings - nonaccrual	22,324	14,111	13,017	10,185	17,205
Total troubled debt restructurings	35,081	24,967	24,621	20,094	26,700
Total nonperforming loans	77,209	75,897	74,025	83,187	82,645
Total nonperforming assets	89,202	88,423	87,937	98,875	97,681
Nonperforming assets as a % of:
Period-end loans plus OREO	2.74%	2.77%	2.86%	3.27%	3.28%
Total assets	1.40%	1.36%	1.41%	1.57%	1.52%
Nonperforming assets ex. accruing TDRs as a % of:
Period-end loans plus OREO	2.34%	2.43%	2.48%	2.94%	2.96%
Total assets	1.20%	1.19%	1.22%	1.42%	1.37%
Nonperforming loans as a % of total loans	2.38%	2.39%	2.41%	2.76%	2.79%
Provision for loan and lease losses - uncovered	$3,041	$3,882	$3,613	$8,364	$3,258
Allowance for uncovered loan & lease losses	$48,306	$47,777	$49,192	$50,952	$49,437
Allowance for loan & lease losses as a % of:
Period-end loans	1.49%	1.50%	1.60%	1.69%	1.67%
Nonaccrual loans	114.7%	93.8%	99.6%	80.8%	88.4%
Nonaccrual loans plus nonaccrual TDRs	75.0%	73.5%	78.8%	69.5%	67.6%
Nonperforming loans	62.6%	63.0%	66.5%	61.3%	59.8%
Total net charge-offs	$2,512	$5,297	$5,373	$6,849	$6,397
Annualized net-charge-offs as a % of average
loans & leases	0.32%	0.68%	0.71%	0.93%	0.87%

Net Charge-offs
For the first quarter 2013, net charge-offs declined significantly to $2.5 million, or 52.6%, compared to the linked quarter driven primarily by reductions in commercial real estate and home equity charge-offs. Items driving net charge-offs for the quarter included three commercial real estate credits totaling $0.8 million and two commercial credits totaling $0.7 million, none of which were individually significant.

Nonperforming Assets
Nonaccrual loans, including nonaccrual troubled debt restructurings, decreased $0.6 million, or 0.9%, to $64.5 million as of March 31, 2013 from $65.0 million as of December 31, 2012. Within these two portfolios, the decrease in nonaccrual loans and increase in nonaccrual troubled debt restructurings was due primarily to the transfer of a single commercial credit totaling $6.9 million with modified borrowing terms. The increase in accruing troubled debt restructurings during the first quarter of $1.9 million was driven by the addition of a performing $1.2 million commercial real estate loan.

OREO decreased $0.5 million, or 4.3%, to $12.0 million during the first quarter as resolutions and valuation adjustments of $1.2 million exceeded $0.7 million of additions during the quarter. There were no individually material items included in either the additions or resolutions for the quarter.

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Classified assets as of March 31, 2013 increased to $130.4 million, or 1.1%, from $129.0 million for the linked quarter and decreased $24.2 million, or 15.7%, from $154.7 million as of March 31, 2012. Classified assets are defined by the Company as nonperforming assets plus performing loans internally rated substandard or worse.

Delinquent Loans
As of March 31, 2013, loans 30-to-89 days past due totaled $18.2 million, or 0.56% of period-end loans, as compared to $16.3 million, or 0.51%, as of December 31, 2012 and $20.2 million, or 0.68%, as of March 31, 2012. During the first quarter, declines in delinquent commercial and residential real estate loans were offset by increases in the commercial real estate and equipment finance portfolios.

Provision for Loan & Lease Losses
First quarter 2013 provision expense related to uncovered loans and leases was $3.0 million as compared to $3.9 million for the linked quarter and $3.3 million for the comparable year-over-year quarter. Provision expense is a result of the Company's modeling efforts to estimate the period-end allowance for loan and lease losses. As a percentage of net charge-offs, first quarter provision expense equaled 121.1%.

LOANS (EXCLUDING COVERED LOANS)
The following table presents the loan portfolio, excluding covered loans, as of March 31, 2013, December 31, 2012 and March 31, 2012.

Table IV
	As of
	March 31, 2013		December 31, 2012		March 31, 2012
		Percent		Percent		Percent
(Dollars in thousands)	Balance	of Total	Balance	of Total	Balance	of Total

Commercial	$892,381	27.5%	$861,033	27.1%	$831,101	28.0%
Real estate - construction	87,542	2.7%	73,517	2.3%	104,305	3.5%
Real estate - commercial	1,433,182	44.1%	1,417,008	44.6%	1,262,775	42.6%
Real estate - residential	330,260	10.2%	318,210	10.0%	288,922	9.7%
Installment	53,509	1.6%	56,810	1.8%	63,793	2.2%
Home equity	365,943	11.3%	367,500	11.6%	359,711	12.1%
Credit card	32,465	1.0%	34,198	1.1%	31,149	1.1%
Lease financing	53,556	1.6%	50,788	1.6%	21,794	0.7%
Total	$3,248,838	100.0%	$3,179,064	100.0%	$2,963,550	100.0%

Loans, excluding covered loans, totaled $3.2 billion as of March 31, 2013, increasing $69.8 million, or 8.9% on an annualized basis, compared to the linked quarter and $285.3 million, or 9.6%, compared to March 31, 2012. The increase relative to linked quarter was driven by growth in traditional C&I, commercial real estate and construction lending with continued solid performance from residential mortgage and specialty finance.

6

INVESTMENTS
The following table presents a summary of the total investment portfolio at March 31, 2013.

Table V
	As of March 31, 2013
	Securities	Securities	Other	Total	Percent
(Dollars in thousands)	HTM	AFS	Investments	Securities	of Portfolio

Agency	$20,222	$10,872	—	$31,094	1.8%
CMO - fixed rate	439,076	417,994	—	857,070	49.2%
CMO - variable rate	—	100,661	—	100,661	5.8%
MBS - fixed rate	102,735	145,716	—	248,451	14.2%
MBS - variable rate	145,151	44,620	—	189,771	10.9%
Municipal	9,030	34,811	—	43,841	2.5%
Other tax-exempt	—	64,396		64,396	3.7%
Corporate	—	68,601	—	68,601	3.9%
Asset-backed securities	—	55,796		55,796	3.2%
Other AFS securities	—	8,572	—	8,572	0.5%
Regulatory stock and other	—	—	75,375	75,375	4.3%
	$716,214	$952,039	$75,375	$1,743,628	100.0%

The investment portfolio decreased $130.7 million, or 7.0%, during the first quarter as $54.8 million of purchases were offset by sales, amortizations and paydowns, driven partially by continued elevated prepayment activity. The Company sold $70.4 million of agency MBS and CMOs during the quarter in order to enhance liquidity and reduce prepayment and premium risks, recognizing a pre-tax gain of $1.5 million. As of March 31, 2013, the overall duration of the investment portfolio increased slightly to 3.1 years compared to 2.8 years as of December 31, 2012. The yield earned on the portfolio during the quarter declined 1 bp to 1.98% from 1.99% for the linked quarter. The net unrealized gain included in accumulated other comprehensive loss related to the securities AFS portfolio declined to $10.2 million as of March 31, 2013 as a result of activity during the quarter and market value changes.

DEPOSITS
Non-time deposit balances totaled $3.8 billion as of March 31, 2013, representing a decrease of $96.0 million, or 2.5%, compared to December 31, 2012. The decline was driven primarily by seasonal declines in commercial balances of $56.2 million and public fund balances of $77.7 million, offset by an increase of $49.7 million in consumer balances.

Time deposit balances decreased $38.5 million, or 3.6%, compared to the linked quarter due primarily to a net decline in consumer balances of $84.3 million, offset by an increase in public fund balances of $47.2 million.

The low interest rate environment continued to have a positive impact on the Company's deposit costs as the total cost of deposit funding declined to 32 bps for the quarter, a decrease of 6 bps compared to the prior quarter and 25 bps compared to the first quarter 2012.

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CAPITAL MANAGEMENT
The following table presents First Financial's regulatory and other capital ratios as of March 31, 2013, December 31, 2012 and March 31, 2012.

Table VI
	As of
	March 31,	December 31,	March 31,	"Well-Capitalized"
	2013	2012	2012	Minimum

Leverage Ratio	10.00%	10.25%	9.94%	5.00%
Tier 1 Capital Ratio	15.87%	16.32%	17.18%	6.00%
Total Risk-Based Capital Ratio	17.15%	17.60%	18.45%	10.00%
Ending tangible shareholders' equity
to ending tangible assets	9.60%	9.50%	9.66%	N/A
Ending tangible common shareholders'
equity to ending tangible assets	9.60%	9.50%	9.66%	N/A

Tangible book value per share	$10.33	$10.47	$10.41

Shareholders' equity decreased during the quarter due to the combined impact of share repurchases, a decrease in the unrealized gain related to securities classified as available-for-sale and declared dividends exceeding quarterly net income. The impact of share repurchases on common shares outstanding was substantially offset by restricted shares issued in connection with First Financial's long-term incentive plan. The Company's tangible common equity ratio increased during the quarter as the decline in period end tangible assets outweighed the decline in tangible equity. Regulatory capital ratios declined during the quarter due to increases in average tangible assets and risk-weighted assets and the decrease in shareholders' equity. Regulatory capital ratios as of March 31, 2013 are considered preliminary pending the filing of the Company's regulatory reports.

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Teleconference / Webcast Information
First Financial's senior management will host a conference call to discuss the Company's financial and operating results on Thursday, April 25, 2013 at 8:30 a.m. Eastern Time. Members of the public who would like to listen to the conference call should dial (888) 317-6016 (U.S. toll free), (855) 669-9657 (Canada toll free) or +1 (412) 317-6016 (International) (no passcode required). The number should be dialed five to ten minutes prior to the start of the conference call. The conference call will also be accessible as an audio webcast via the Investor Relations section of the Company's website at www.bankatfirst.com. A replay of the conference call will be available beginning one hour after the completion of the live call through May 10, 2013 at (877) 344-7529 (U.S. toll free) and +1 (412) 317-0088 (International); conference number 10027777. The webcast will be archived on the Investor Relations section of the Company's website through April 25, 2014.

Press Release and Additional Information on Website
This press release as well as supplemental information and any non-GAAP reconciliations related to this release is available to the public through the Investor Relations section of First Financial's website at www.bankatfirst.com/investor.

Forward-Looking Statement
Certain statements contained in this release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act (the ''Act''). In addition, certain statements in future filings by First Financial with the SEC, in press releases, and in oral and written statements made by or with the approval of First Financial which are not statements of historical fact constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to, projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure and other financial items, statements of plans and objectives of First Financial or its management or board of directors and statements of future economic performances and statements of assumptions underlying such statements. Words such as ''believes,'' ''anticipates,'' “likely,” “expected,” ''intends,'' and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Management's analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

▪	management's ability to effectively execute its business plan;

▪
the risk that the strength of the United States economy in general and the strength of the local economies in which we conduct operations may continue to deteriorate resulting in, among other things, a further deterioration in credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio, allowance for loan and lease losses and overall financial performance;

▪	U.S. fiscal debt and budget matters;

▪	the ability of financial institutions to access sources of liquidity at a reasonable cost;

▪
the impact of recent upheaval in the financial markets and the effectiveness of domestic and international governmental actions taken in response, and the effect of such governmental actions on us, our competitors and counterparties, financial markets generally and availability of credit specifically, and the U.S. and international economies, including potentially higher FDIC premiums arising from increased payments from FDIC insurance funds as a result of depository institution failures;

▪	the effect of and changes in policies and laws or regulatory agencies (notably the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act);

▪	the effect of the current low interest rate environment or changes in interest rates on our net interest margin and our loan originations and securities holdings;

▪	our ability to keep up with technological changes;

▪	failure or breach of our operational or security systems or infrastructure, or those of our third party vendors and other service providers;

▪	our ability to comply with the terms of loss sharing agreements with the FDIC;

9

▪
mergers and acquisitions, including costs or difficulties related to the integration of acquired companies and the wind-down of non-strategic operations that may be greater than expected, such as the risks and uncertainties associated with the Irwin Mortgage Corporation bankruptcy proceedings and other acquired subsidiaries;

▪	the risk that exploring merger and acquisition opportunities may detract from management's time and ability to successfully manage our Company;

▪
expected cost savings in connection with the consolidation of recent acquisitions may not be fully realized or realized within the expected time frames, and deposit attrition, customer loss and revenue loss following completed acquisitions may be greater than expected;

▪	our ability to increase market share and control expenses;

▪	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board and the SEC;

▪
adverse changes in the creditworthiness of our borrowers and lessees, collateral values, the value of investment securities and asset recovery values, including the value of the FDIC indemnification asset and related assets covered by FDIC loss sharing agreements;

▪	adverse changes in the securities, debt and/or derivatives markets;

▪	our success in recruiting and retaining the necessary personnel to support business growth and expansion and maintain sufficient expertise to support increasingly complex products and services;

▪
monetary and fiscal policies of the Board of Governors of the Federal Reserve System (Federal Reserve) and the U.S. government and other governmental initiatives affecting the financial services industry;

▪
unpredictable natural or other disasters could have an adverse effect on us in that such events could materially disrupt our operations or our vendors' operations or willingness of our customers to access the financial services we offer;

▪	our ability to manage loan delinquency and charge-off rates and changes in estimation of the adequacy of the allowance for loan losses; and

▪	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation.

In addition, please refer to our Annual Report on Form 10-K for the year ended December 31, 2012, as well as our other filings with the SEC, for a more detailed discussion of these risks and uncertainties and other factors. Such forward-looking statements are meaningful only on the date when such statements are made, and First Financial undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such a statement is made to reflect the occurrence of unanticipated events.

About First Financial Bancorp
First Financial Bancorp is a Cincinnati, Ohio based bank holding company. As of March 31, 2013, the Company had $6.3 billion in assets, $3.9 billion in loans, $4.8 billion in deposits and $702 million in shareholders' equity. The Company's subsidiary, First Financial Bank, N.A., founded in 1863, provides banking and financial services products through its three lines of business: commercial, retail and wealth management. The commercial and retail units provide traditional banking services to business and consumer clients. First Financial Wealth Management provides wealth planning, portfolio management, trust and estate, brokerage and retirement plan services and had approximately $2.6 billion in assets under management as of March 31, 2013. The Company's strategic operating markets are located in Ohio, Indiana and Kentucky where it operates 113 banking centers. Additional information about the Company, including its products, services and banking locations is available at www.bankatfirst.com.

Contact Information
Investors/Analysts                    Media
Kenneth Lovik                        Jenny Keighley
Senior Vice President, Investor Relations and        Assistant Vice President, Media Relations Manager
Corporate Development                    (513) 979-5852
(513) 979-5837                        jennifer.keighley@bankatfirst.com
kenneth.lovik@bankatfirst.com

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Selected Financial Information
March 31, 2013
(unaudited)

FIRST FINANCIAL BANCORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	Mar. 31,	Dec. 31,	Sep. 30,	June 30,	Mar. 31,
	2013	2012	2012	2012	2012
RESULTS OF OPERATIONS
Net income	$13,824	$16,265	$16,242	$17,802	$16,994
Net earnings per share - basic	$0.24	$0.28	$0.28	$0.31	$0.29
Net earnings per share - diluted	$0.24	$0.28	$0.28	$0.30	$0.29
Dividends declared per share	$0.28	$0.28	$0.30	$0.29	$0.31

KEY FINANCIAL RATIOS
Return on average assets	0.88%	1.03%	1.05%	1.13%	1.05%
Return on average shareholders' equity	7.91%	9.06%	9.01%	9.98%	9.67%
Return on average tangible shareholders' equity	9.24%	10.58%	10.53%	11.68%	11.37%

Net interest margin	4.04%	4.27%	4.21%	4.49%	4.51%
Net interest margin (fully tax equivalent) (1)	4.07%	4.29%	4.23%	4.50%	4.52%

Ending shareholders' equity as a percent of ending assets	11.05%	10.93%	11.48%	11.41%	11.14%
Ending tangible shareholders' equity as a percent of:
Ending tangible assets	9.60%	9.50%	9.99%	9.91%	9.66%
Risk-weighted assets	15.05%	15.57%	16.16%	16.39%	16.42%

Average shareholders' equity as a percent of average assets	11.09%	11.35%	11.62%	11.32%	10.91%
Average tangible shareholders' equity as a percent of
average tangible assets	9.65%	9.88%	10.12%	9.84%	9.43%

Book value per share	$12.09	$12.24	$12.24	$12.25	$12.21
Tangible book value per share	$10.33	$10.47	$10.47	$10.47	$10.41

Tier 1 Ratio (2)	15.87%	16.32%	16.93%	17.14%	17.18%
Total Capital Ratio (2)	17.15%	17.60%	18.21%	18.42%	18.45%
Leverage Ratio (2)	10.00%	10.25%	10.54%	10.21%	9.94%

AVERAGE BALANCE SHEET ITEMS
Loans (3)	$3,205,781	$3,107,760	$3,037,734	$2,995,296	$2,979,508
Covered loans and FDIC indemnification asset	840,190	920,102	1,002,622	1,100,014	1,179,670
Investment securities	1,838,783	1,746,961	1,606,313	1,713,503	1,664,643
Interest-bearing deposits with other banks	3,056	5,146	11,390	4,454	126,330
Total earning assets	$5,887,810	$5,779,969	$5,658,059	$5,813,267	$5,950,151
Total assets	$6,391,049	$6,294,084	$6,166,667	$6,334,973	$6,478,931
Noninterest-bearing deposits	$1,049,943	$1,112,072	$1,052,421	$1,044,405	$931,347
Interest-bearing deposits	3,785,402	3,912,854	4,013,148	4,210,079	4,545,151
Total deposits	$4,835,345	$5,024,926	$5,065,569	$5,254,484	$5,476,498
Borrowings	$735,327	$439,308	$257,340	$234,995	$161,911
Shareholders' equity	$708,862	$714,373	$716,797	$717,111	$706,547

CREDIT QUALITY RATIOS (excluding covered assets)
Allowance to ending loans	1.49%	1.50%	1.60%	1.69%	1.67%
Allowance to nonaccrual loans	114.66%	93.81%	99.57%	80.76%	88.37%
Allowance to nonperforming loans	62.57%	62.95%	66.45%	61.25%	59.82%
Nonperforming loans to total loans	2.38%	2.39%	2.41%	2.76%	2.79%
Nonperforming assets to ending loans, plus OREO	2.74%	2.77%	2.86%	3.27%	3.28%
Nonperforming assets to total assets	1.40%	1.36%	1.41%	1.57%	1.52%
Net charge-offs to average loans (annualized)	0.32%	0.68%	0.71%	0.93%	0.87%

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully tax equivalent basis. Therefore, management believes, these measures provide useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.
(2) March 31, 2013 regulatory capital ratios are preliminary.
(3) Includes loans held for sale.

FIRST FINANCIAL BANCORP.
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	2013	2012
	First	Fourth	Third	Second	First	Full
	Quarter	Quarter	Quarter	Quarter	Quarter	Year
Interest income
Loans, including fees	$56,025	$60,389	$59,536	$63,390	$66,436	$249,751
Investment securities
Taxable	8,376	8,410	8,358	10,379	10,517	37,664
Tax-exempt	580	370	111	121	134	736
Total investment securities interest	8,956	8,780	8,469	10,500	10,651	38,400
Other earning assets	(1,472)	(1,564)	(1,700)	(1,967)	(1,990)	(7,221)
Total interest income	63,509	67,605	66,305	71,923	75,097	280,930

Interest expense
Deposits	3,860	4,798	5,730	6,381	7,716	24,625
Short-term borrowings	329	159	54	37	12	262
Long-term borrowings	654	672	675	675	680	2,702
Total interest expense	4,843	5,629	6,459	7,093	8,408	27,589
Net interest income	58,666	61,976	59,846	64,830	66,689	253,341
Provision for loan and lease losses - uncovered	3,041	3,882	3,613	8,364	3,258	19,117
Provision for loan and lease losses - covered	9,042	5,283	6,622	6,047	12,951	30,903
Net interest income after provision for loan and lease losses	46,583	52,811	49,611	50,419	50,480	203,321

Noninterest income
Service charges on deposit accounts	4,717	5,431	5,499	5,376	4,909	21,215
Trust and wealth management fees	3,950	3,409	3,374	3,377	3,791	13,951
Bankcard income	2,433	2,526	2,387	2,579	2,536	10,028
Net gains from sales of loans	706	1,179	1,319	1,132	940	4,570
FDIC loss sharing income	8,934	5,754	8,496	8,280	12,816	35,346
Accelerated discount on covered loans	1,935	2,455	3,798	3,764	3,645	13,662
Gain on sale of investment securities	1,536	1,011	2,617	0	0	3,628
Other	2,487	4,356	3,340	9,037	3,288	20,021
Total noninterest income	26,698	26,121	30,830	33,545	31,925	122,421

Noninterest expenses
Salaries and employee benefits	27,329	28,033	27,212	29,048	28,861	113,154
Net occupancy	6,165	5,122	5,153	5,025	5,382	20,682
Furniture and equipment	2,371	2,291	2,332	2,323	2,244	9,190
Data processing	2,469	2,526	2,334	2,076	1,901	8,837
Marketing	897	1,566	1,592	1,238	1,154	5,550
Communication	833	814	788	913	894	3,409
Professional services	1,803	1,667	1,304	2,151	2,147	7,269
State intangible tax	1,014	942	961	970	1,026	3,899
FDIC assessments	1,125	1,085	1,164	1,270	1,163	4,682
Loss (gain) - other real estate owned	502	569	1,372	313	996	3,250
Loss - covered other real estate owned	(157)	(54)	(25)	1,233	1,292	2,446
Loss sharing expense	2,286	2,305	3,584	3,085	1,751	10,725
Other	6,469	6,608	7,515	7,814	6,967	28,904
Total noninterest expenses	53,106	53,474	55,286	57,459	55,778	221,997
Income before income taxes	20,175	25,458	25,155	26,505	26,627	103,745
Income tax expense	6,351	9,193	8,913	8,703	9,633	36,442
Net income	$13,824	$16,265	$16,242	$17,802	$16,994	$67,303

ADDITIONAL DATA
Net earnings per share - basic	$0.24	$0.28	$0.28	$0.31	$0.29	$1.16
Net earnings per share - diluted	$0.24	$0.28	$0.28	$0.30	$0.29	$1.14
Dividends declared per share	$0.28	$0.28	$0.30	$0.29	$0.31	$1.18

Return on average assets	0.88%	1.03%	1.05%	1.13%	1.05%	1.07%
Return on average shareholders' equity	7.91%	9.06%	9.01%	9.98%	9.67%	9.43%

Interest income	$63,509	$67,605	$66,305	$71,923	$75,097	$280,930
Tax equivalent adjustment	477	366	255	216	218	1,055
Interest income - tax equivalent	63,986	67,971	66,560	72,139	75,315	281,985
Interest expense	4,843	5,629	6,459	7,093	8,408	27,589
Net interest income - tax equivalent	$59,143	$62,342	$60,101	$65,046	$66,907	$254,396

Net interest margin	4.04%	4.27%	4.21%	4.49%	4.51%	4.37%
Net interest margin (fully tax equivalent) (1)	4.07%	4.29%	4.23%	4.50%	4.52%	4.39%

Full-time equivalent employees	1,385	1,439	1,475	1,525	1,513

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income on a fully tax equivalent basis. Therefore, management believes, these measures provided useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

FIRST FINANCIAL BANCORP.
CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands)
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	% Change	% Change
	2013	2012	2012	2012	2012	Linked Qtr.	Comparable Qtr.
ASSETS
Cash and due from banks	$106,249	$134,502	$154,181	$126,392	$125,949	(21.0)%	(15.6)%
Interest-bearing deposits with other banks	1,170	24,341	21,495	9,187	24,101	(95.2)%	(95.1)%
Investment securities available-for-sale	952,039	1,032,096	689,680	724,518	736,309	(7.8)%	29.3%
Investment securities held-to-maturity	716,214	770,755	822,319	873,538	917,758	(7.1)%	(22.0)%
Other investments	75,375	71,492	71,492	71,492	71,492	5.4%	5.4%
Loans held for sale	28,126	16,256	23,530	20,971	21,052	73.0%	33.6%
Loans
Commercial	892,381	861,033	834,858	823,890	831,101	3.6%	7.4%
Real estate - construction	87,542	73,517	91,897	86,173	104,305	19.1%	(16.1)%
Real estate - commercial	1,433,182	1,417,008	1,338,636	1,321,446	1,262,775	1.1%	13.5%
Real estate - residential	330,260	318,210	299,654	292,503	288,922	3.8%	14.3%
Installment	53,509	56,810	59,191	61,590	63,793	(5.8)%	(16.1)%
Home equity	365,943	367,500	368,876	365,413	359,711	(0.4)%	1.7%
Credit card	32,465	34,198	31,604	31,486	31,149	(5.1)%	4.2%
Lease financing	53,556	50,788	41,343	30,109	21,794	5.5%	145.7%
Total loans, excluding covered loans	3,248,838	3,179,064	3,066,059	3,012,610	2,963,550	2.2%	9.6%
Less
Allowance for loan and lease losses	48,306	47,777	49,192	50,952	49,437	1.1%	(2.3)%
Net loans - uncovered	3,200,532	3,131,287	3,016,867	2,961,658	2,914,113	2.2%	9.8%
Covered loans	687,798	748,116	825,515	903,862	986,619	(8.1)%	(30.3)%
Less
Allowance for loan and lease losses	45,496	45,190	48,895	48,327	46,156	0.7%	(1.4)%
Net loans - covered	642,302	702,926	776,620	855,535	940,463	(8.6)%	(31.7)%
Net loans	3,842,834	3,834,213	3,793,487	3,817,193	3,854,576	0.2%	(0.3)%
Premises and equipment	146,889	146,716	146,603	142,744	141,664	0.1%	3.7%
Goodwill	95,050	95,050	95,050	95,050	95,050	0.0%	0.0%
Other intangibles	7,078	7,648	8,327	9,195	10,193	(7.5)%	(30.6)%
FDIC indemnification asset	112,428	119,607	130,476	146,765	156,397	(6.0)%	(28.1)%
Accrued interest and other assets	265,565	244,372	278,447	245,632	262,027	8.7%	1.4%
Total Assets	$6,349,017	$6,497,048	$6,235,087	$6,282,677	$6,416,568	(2.3)%	(1.1)%

LIABILITIES
Deposits
Interest-bearing demand	$1,113,940	$1,160,815	$1,112,843	$1,154,852	$1,289,490	(4.0)%	(13.6)%
Savings	1,620,874	1,623,614	1,568,818	1,543,619	1,613,244	(0.2)%	0.5%
Time	1,030,124	1,068,637	1,199,296	1,331,758	1,491,132	(3.6)%	(30.9)%
Total interest-bearing deposits	3,764,938	3,853,066	3,880,957	4,030,229	4,393,866	(2.3)%	(14.3)%
Noninterest-bearing	1,056,409	1,102,774	1,063,654	1,071,520	1,007,049	(4.2)%	4.9%
Total deposits	4,821,347	4,955,840	4,944,611	5,101,749	5,400,915	(2.7)%	(10.7)%
Short-term borrowings
Federal funds purchased and securities sold
under agreements to repurchase	130,863	122,570	88,190	73,919	78,619	6.8%	66.5%
FHLB short-term borrowings	502,200	502,000	283,000	176,000	0	0.0%	N/M
Total short-term borrowings	633,063	624,570	371,190	249,919	78,619	1.4%	705.2%
Long-term debt	74,498	75,202	75,521	75,120	75,745	(0.9)%	(1.6)%
Total borrowed funds	707,561	699,772	446,711	325,039	154,364	1.1%	358.4%
Accrued interest and other liabilities	118,495	131,011	127,799	139,101	146,596	(9.6)%	(19.2)%
Total Liabilities	5,647,403	5,786,623	5,519,121	5,565,889	5,701,875	(2.4)%	(1.0)%

SHAREHOLDERS' EQUITY
Common stock	575,514	579,293	578,129	576,929	575,675	(0.7)%	0.0%
Retained earnings	327,635	330,004	330,014	331,315	330,563	(0.7)%	(0.9)%
Accumulated other comprehensive loss	(21,475)	(18,677)	(18,855)	(18,172)	(18,687)	15.0%	14.9%
Treasury stock, at cost	(180,060)	(180,195)	(173,322)	(173,284)	(172,858)	(0.1)%	4.2%
Total Shareholders' Equity	701,614	710,425	715,966	716,788	714,693	(1.2)%	(1.8)%
Total Liabilities and Shareholders' Equity	$6,349,017	$6,497,048	$6,235,087	$6,282,677	$6,416,568	(2.3)%	(1.1)%

N/M = Not meaningful.

FIRST FINANCIAL BANCORP.
AVERAGE CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands)
(Unaudited)

	Quarterly Averages
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2013	2012	2012	2012	2012
ASSETS
Cash and due from banks	$111,599	$118,619	$118,642	$121,114	$123,634
Interest-bearing deposits with other banks	3,056	5,146	11,390	4,454	126,330
Investment securities	1,838,783	1,746,961	1,606,313	1,713,503	1,664,643
Loans held for sale	21,096	18,054	26,035	19,554	19,722
Loans
Commercial	863,427	819,262	811,998	827,722	850,092
Real estate - construction	81,171	85,219	92,051	99,087	112,945
Real estate - commercial	1,411,769	1,373,781	1,322,369	1,279,869	1,235,613
Real estate - residential	323,768	307,580	293,423	290,335	287,749
Installment	54,684	58,283	60,691	62,846	65,302
Home equity	365,568	368,605	365,669	361,166	358,360
Credit card	33,300	32,954	31,977	31,383	31,201
Lease financing	50,998	44,022	33,521	23,334	18,524
Total loans, excluding covered loans	3,184,685	3,089,706	3,011,699	2,975,742	2,959,786
Less
Allowance for loan and lease losses	49,408	50,172	51,486	50,353	53,513
Net loans - uncovered	3,135,277	3,039,534	2,960,213	2,925,389	2,906,273
Covered loans	724,846	794,838	866,486	950,226	1,020,220
Less
Allowance for loan and lease losses	46,104	48,553	51,150	47,964	47,152
Net loans - covered	678,742	746,285	815,336	902,262	973,068
Net loans	3,814,019	3,785,819	3,775,549	3,827,651	3,879,341
Premises and equipment	147,355	148,047	145,214	143,261	140,377
Goodwill	95,050	95,050	95,050	95,050	95,050
Other intangibles	7,346	8,001	8,702	9,770	10,506
FDIC indemnification asset	115,344	125,264	136,136	149,788	159,450
Accrued interest and other assets	237,401	243,123	243,636	250,828	259,878
Total Assets	$6,391,049	$6,294,084	$6,166,667	$6,334,973	$6,478,931

LIABILITIES
Deposits
Interest-bearing demand	$1,112,664	$1,145,800	$1,164,111	$1,192,868	$1,285,196
Savings	1,618,239	1,640,427	1,588,708	1,610,411	1,682,507
Time	1,054,499	1,126,627	1,260,329	1,406,800	1,577,448
Total interest-bearing deposits	3,785,402	3,912,854	4,013,148	4,210,079	4,545,151
Noninterest-bearing	1,049,943	1,112,072	1,052,421	1,044,405	931,347
Total deposits	4,835,345	5,024,926	5,065,569	5,254,484	5,476,498
Short-term borrowings
Federal funds purchased and securities sold
under agreements to repurchase	134,709	100,087	81,147	80,715	85,891
Federal Home Loan Bank short-term borrowings	525,878	263,895	100,758	78,966	0
Total short-term borrowings	660,587	363,982	181,905	159,681	85,891
Long-term debt	74,740	75,326	75,435	75,314	76,020
Total borrowed funds	735,327	439,308	257,340	234,995	161,911
Accrued interest and other liabilities	111,515	115,477	126,961	128,383	133,975
Total Liabilities	5,682,187	5,579,711	5,449,870	5,617,862	5,772,384

SHAREHOLDERS' EQUITY
Common stock	578,452	578,691	577,547	576,276	578,514
Retained earnings	330,879	331,414	330,368	332,280	324,370
Accumulated other comprehensive loss	(19,576)	(19,612)	(17,756)	(18,242)	(20,344)
Treasury stock, at cost	(180,893)	(176,120)	(173,362)	(173,203)	(175,993)
Total Shareholders' Equity	708,862	714,373	716,797	717,111	706,547
Total Liabilities and Shareholders' Equity	$6,391,049	$6,294,084	$6,166,667	$6,334,973	$6,478,931

FIRST FINANCIAL BANCORP.
NET INTEREST MARGIN RATE/VOLUME ANALYSIS (1)
(Dollars in thousands)
(Unaudited)

	Quarterly Averages
	Mar. 31, 2013		Dec. 31, 2012		Mar. 31, 2012		Linked Qtr. Income Variance			Comparable Qtr. Income Variance
	Balance	Yield	Balance	Yield	Balance	Yield	Rate	Volume	Total	Rate	Volume	Total
Earning assets
Investment securities	$1,838,783	1.98%	$1,746,961	1.99%	$1,664,643	2.57%	$(82)	$258	$176	$(2,453)	$758	$(1,695)
Interest-bearing deposits with other banks	3,056	0.53%	5,146	0.54%	126,330	0.28%	0	(3)	(3)	78	(163)	(85)
Gross loans, including covered loans
and indemnification asset (2)	4,045,971	5.47%	4,027,862	5.79%	4,159,178	6.21%	(3,306)	(963)	(4,269)	(7,659)	(2,149)	(9,808)
Total earning assets	5,887,810	4.37%	5,779,969	4.64%	5,950,151	5.06%	(3,388)	(708)	(4,096)	(10,034)	(1,554)	(11,588)

Nonearning assets
Allowance for loan and lease losses	(95,512)		(98,725)		(100,665)
Cash and due from banks	111,599		118,619		123,634
Accrued interest and other assets	487,152		494,221		505,811
Total assets	$6,391,049		$6,294,084		$6,478,931

Interest-bearing liabilities
Total interest-bearing deposits	$3,785,402	0.41%	$3,912,854	0.49%	$4,545,151	0.68%	(719)	(219)	(938)	(3,030)	(826)	(3,856)
Borrowed funds
Short-term borrowings	660,587	0.20%	363,982	0.17%	85,891	0.06%	26	144	170	31	286	317
Long-term debt	74,740	3.55%	75,326	3.54%	76,020	3.59%	2	(20)	(18)	(7)	(19)	(26)
Total borrowed funds	735,327	0.54%	439,308	0.75%	161,911	1.71%	28	124	152	24	267	291
Total interest-bearing liabilities	4,520,729	0.43%	4,352,162	0.51%	4,707,062	0.72%	$(691)	$(95)	$(786)	$(3,006)	$(559)	$(3,565)

Noninterest-bearing liabilities
Noninterest-bearing demand deposits	1,049,943		1,112,072		931,347
Other liabilities	111,515		115,477		133,975
Shareholders' equity	708,862		714,373		706,547
Total liabilities & shareholders' equity	$6,391,049		$6,294,084		$6,478,931

Net interest income (1)	$58,666		$61,976		$66,689		$(2,697)	$(613)	$(3,310)	$(7,028)	$(995)	$(8,023)
Net interest spread (1)		3.94%		4.13%		4.34%
Net interest margin (1)		4.04%		4.27%		4.51%

(1) Not tax equivalent.

(2) Loans held for sale and nonaccrual loans are both included in gross loans.

N/M = Not meaningful.

FIRST FINANCIAL BANCORP.
CREDIT QUALITY
(excluding covered assets)
(Dollars in thousands)
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2013	2012	2012	2012	2012

ALLOWANCE FOR LOAN AND LEASE LOSS ACTIVITY
Balance at beginning of period	$47,777	$49,192	$50,952	$49,437	$52,576
Provision for uncovered loan and lease losses	3,041	3,882	3,613	8,364	3,258
Gross charge-offs
Commercial	781	657	1,340	1,129	1,186
Real estate - construction	0	0	180	717	1,787
Real estate - commercial	995	2,221	2,736	3,811	2,244
Real estate - residential	223	454	565	191	604
Installment	100	267	134	116	60
Home equity	701	1,722	380	915	644
Other	410	227	469	259	297
Total gross charge-offs	3,210	5,548	5,804	7,138	6,822
Recoveries
Commercial	319	71	202	48	72
Real estate - construction	136	0	0	0	0
Real estate - commercial	39	46	38	68	113
Real estate - residential	4	3	33	9	28
Installment	77	53	72	75	123
Home equity	52	32	31	28	24
Other	71	46	55	61	65
Total recoveries	698	251	431	289	425
Total net charge-offs	2,512	5,297	5,373	6,849	6,397
Ending allowance for uncovered loan and lease losses	$48,306	$47,777	$49,192	$50,952	$49,437

NET CHARGE-OFFS TO AVERAGE LOANS AND LEASES (ANNUALIZED)
Commercial	0.22%	0.28%	0.56%	0.53%	0.53%
Real estate - construction	(0.68)%	0.00%	0.78%	2.91%	6.36%
Real estate - commercial	0.27%	0.63%	0.81%	1.18%	0.69%
Real estate - residential	0.27%	0.58%	0.72%	0.25%	0.81%
Installment	0.17%	1.46%	0.41%	0.26%	(0.39)%
Home equity	0.72%	1.82%	0.38%	0.99%	0.70%
Other	1.63%	0.94%	2.51%	1.46%	1.88%
Total net charge-offs	0.32%	0.68%	0.71%	0.93%	0.87%

COMPONENTS OF NONPERFORMING LOANS, NONPERFORMING ASSETS, AND UNDERPERFORMING ASSETS
Nonaccrual loans
Commercial	$4,044	$10,562	$4,563	$12,065	$5,936
Real estate - construction	945	950	2,536	7,243	7,005
Real estate - commercial	30,311	31,002	33,961	36,116	35,581
Real estate - residential	4,371	5,045	5,563	5,069	5,131
Installment	211	376	284	319	377
Home equity	1,750	2,499	2,497	2,281	1,915
Lease financing	496	496	0	0	0
Nonaccrual loans	42,128	50,930	49,404	63,093	55,945
Troubled debt restructurings (TDRs)
Accruing	12,757	10,856	11,604	9,909	9,495
Nonaccrual	22,324	14,111	13,017	10,185	17,205
Total TDRs	35,081	24,967	24,621	20,094	26,700
Total nonperforming loans	77,209	75,897	74,025	83,187	82,645
Other real estate owned (OREO)	11,993	12,526	13,912	15,688	15,036
Total nonperforming assets	89,202	88,423	87,937	98,875	97,681
Accruing loans past due 90 days or more	157	212	108	143	203
Total underperforming assets	$89,359	$88,635	$88,045	$99,018	$97,884
Total classified assets	$130,436	$129,040	$133,382	$145,621	$154,684

CREDIT QUALITY RATIOS (excluding covered assets)
Allowance for loan and lease losses to
Nonaccrual loans	114.66%	93.81%	99.57%	80.76%	88.37%
Nonaccrual loans plus nonaccrual TDRs	74.95%	73.46%	78.81%	69.53%	67.58%
Nonperforming loans	62.57%	62.95%	66.45%	61.25%	59.82%
Total ending loans	1.49%	1.50%	1.60%	1.69%	1.67%
Nonperforming loans to total loans	2.38%	2.39%	2.41%	2.76%	2.79%
Nonperforming assets to
Ending loans, plus OREO	2.74%	2.77%	2.86%	3.27%	3.28%
Total assets	1.40%	1.36%	1.41%	1.57%	1.52%
Nonperforming assets, excluding accruing TDRs to
Ending loans, plus OREO	2.34%	2.43%	2.48%	2.94%	2.96%
Total assets	1.20%	1.19%	1.22%	1.42%	1.37%

FIRST FINANCIAL BANCORP.
CAPITAL ADEQUACY
(Dollars in thousands, except per share data)
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2013	2012	2012	2012	2012
PER COMMON SHARE
Market Price
High	$16.07	$16.95	$17.86	$17.70	$18.28
Low	$14.46	$13.90	$15.58	$14.88	$16.11
Close	$16.05	$14.62	$16.91	$15.98	$17.30

Average shares outstanding - basic	57,439,029	57,800,988	57,976,943	57,933,281	57,795,258
Average shares outstanding - diluted	58,283,467	58,670,666	58,940,179	58,958,279	58,881,043
Ending shares outstanding	58,028,923	58,046,235	58,510,916	58,513,393	58,539,458

REGULATORY CAPITAL	Preliminary
Tier 1 Capital	$632,020	$637,176	$641,828	$640,644	$637,612
Tier 1 Ratio	15.87%	16.32%	16.93%	17.14%	17.18%
Total Capital	$682,974	$686,961	$690,312	$688,401	$684,838
Total Capital Ratio	17.15%	17.60%	18.21%	18.42%	18.45%
Total Capital in excess of minimum
requirement	$364,376	$374,633	$387,115	$389,367	$387,954
Total Risk-Weighted Assets	$3,982,479	$3,904,096	$3,789,957	$3,737,920	$3,711,053
Leverage Ratio	10.00%	10.25%	10.54%	10.21%	9.94%

OTHER CAPITAL RATIOS
Ending shareholders' equity to ending assets	11.05%	10.93%	11.48%	11.41%	11.14%
Ending tangible shareholders' equity
to ending tangible assets	9.60%	9.50%	9.99%	9.91%	9.66%
Average shareholders' equity to
average assets	11.09%	11.35%	11.62%	11.32%	10.91%
Average tangible shareholders' equity
to average tangible assets	9.65%	9.88%	10.12%	9.84%	9.43%

REPURCHASE PROGRAM (1)
Shares repurchased	249,000	460,500	0	0	0
Average share repurchase price	$15.39	$14.78	N/A	N/A	N/A
Total cost of shares repurchased	3,831	$6,806	N/A	N/A	N/A

(1) Represents share repurchases as part of publicly announced plans.
N/A=Not applicable

SUPPLEMENTAL INFORMATION ON COVERED ASSETS

ACCELERATED DISCOUNT ON LOAN PREPAYMENTS AND DISPOSITIONS
During the first quarter 2013, First Financial recognized approximately $1.9 million in accelerated discount from covered loans, net of the corresponding adjustment on the FDIC indemnification asset. Accelerated discount is recognized when covered loans, which are recorded on the Company's balance sheet at an amount less than the unpaid principal balance, prepay at an amount greater than their recorded book value. Prepayments can occur through either customer driven payments before the maturity date or loan sales. The amount of discount attributable to the credit loss component of each loan varies and the recognized amount is offset by a related reduction in the FDIC indemnification asset. Accelerated discount recognized during the quarter resulted primarily from loan prepayments.

NET INTEREST MARGIN IMPACT
Net interest margin is affected by certain activity related to the covered loan portfolio. The majority of these loans are accounted for under ASC Topic 310-30 and, as such, the Company is required to periodically update its forecast of expected cash flows from these loans. Impairment, as a result of a decrease in expected cash flows, is recognized as provision expense in the period it is measured and has no impact on net interest margin. Improvements in expected cash flows, in excess of any prior impairment, are recognized on a prospective basis through an upward adjustment to the yield earned on the portfolio. Impairment and improvement are both partially offset by the impact of changes in the value of the FDIC indemnification asset. Impairment is partially offset by an increase to the FDIC indemnification asset as a result of FDIC loss sharing income. Improvement, which is reflected as a higher yield, is partially offset by a lower yield earned on the FDIC indemnification asset until the next periodic valuation of the loans and the indemnification asset. The weighted average yield of the acquired loan portfolio may also be subject to change as loans with higher yields pay down more quickly or slowly than loans with lower yields.

The following table shows the estimated yield earned by the Company on its covered and uncovered loan portfolios and the FDIC indemnification asset for the three months ended March 31, 2013.

Table VII	For the Three Months Ended
	March 31, 2013
	Average
(Dollars in thousands)	Balance	Yield
Loans, excluding covered loans [1]	$3,205,781	4.6%
Covered loan portfolio accounted for under ASC Topic 310-30 [2]	649,552	10.91%
Covered loan portfolio accounted for under ASC Topic 310-20 [3]	75,294	12.15%
FDIC indemnification asset [2]	115,344	(5.19)%
Total	$4,045,971	5.47%

[1] Includes loans with loss share coverage removed
[2] Future yield adjustments subject to change based on required, periodic valuation procedures
[3] Includes loans with revolving privileges which are scoped out of ASC Topic 310-30 and certain loans which the Company elected to treat under the cost recovery method of accounting.

COVERED ASSETS
The following table presents the covered loan portfolio as of March 31, 2013, December 31, 2012 and March 31, 2012.

Table VIII
	As of
	March 31, 2013		December 31, 2012		March 31, 2012
		Percent		Percent		Percent
(Dollars in thousands)	Balance	of Total	Balance	of Total	Balance	of Total
Commercial	$90,424	13.1%	$102,126	13.7%	$164,933	16.7%
Real estate - construction	9,866	1.4%	10,631	1.4%	16,727	1.7%
Real estate - commercial	425,950	61.9%	465,555	62.2%	609,141	61.7%
Real estate - residential	95,991	14.0%	100,694	13.5%	115,428	11.7%
Installment	7,640	1.1%	8,674	1.2%	12,079	1.2%
Home equity	55,021	8.0%	57,458	7.7%	64,824	6.6%
Other	2,906	0.4%	2,978	0.4%	3,487	0.4%
Total	$687,798	100.0%	$748,116	100.0%	$986,619	100.0%

As of March 31, 2013, 17.5% of the Company's total loans were covered loans. During the first quarter 2013, the total balance of covered loans decreased $60.3 million, or 8.1%, compared to the prior quarter. As required under the loss sharing agreements, First Financial must file monthly certifications with the FDIC on single-family residential loans and quarterly certifications on all other loans. The payment of claims is subject to the FDIC's review for compliance with the loss sharing agreements and to date, all certifications have been filed in a timely manner and without significant issues.

Covered OREO increased $0.5 million, or 1.7%, during the first quarter to $29.3 million as of March 31, 2013 as additions of $6.7 million slightly exceeded resolutions and valuation adjustments of $6.2 million during the quarter.

ALLOWANCE FOR LOAN AND LEASE LOSSES - COVERED
Under the applicable accounting guidance, the allowance for loan losses related to covered loans is a result of impairment identified in ongoing valuation procedures and is generally recognized in the current period as provision expense. However, if improvement is noted in a loan pool that had previously experienced impairment, the amount of improvement is recognized as a reduction to the applicable period's provision expense. Additional improvement beyond previously recorded impairment is reflected as a yield adjustment on a prospective basis. The timing inherent in this accounting treatment may result in earnings volatility in future periods.

The following table presents activity in the allowance for loan losses related to covered loans for the three months ended March 31, 2013 and for the trailing three quarters.

Table IX

	As of or for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2013	2012	2012	2012
Balance at beginning of period	$45,190	$48,895	$48,327	$46,156
Provision for loan and lease losses - covered	9,042	5,283	6,622	6,047
Total gross charge-offs	(9,684)	(9,568)	(9,058)	(5,163)
Total recoveries	948	580	3,004	1,287
Total net charge-offs	(8,736)	(8,988)	(6,054)	(3,876)
Ending allowance for loan and lease losses - covered	$45,496	$45,190	$48,895	$48,327

As a percentage of total covered loans, the allowance for loan losses totaled 6.61% as of March 31, 2013 compared to 6.04% as of December 31, 2012.

Net charge-offs on covered loans during the first quarter 2013 were $8.7 million compared to $9.0 million for the fourth quarter 2012, a decrease of $0.3 million, or 2.8%. During the first quarter 2013, the Company recognized provision expense of $9.0 million, representing an increase of $3.8 million, or 71.2%, compared to the linked quarter. The difference between provision expense and net charge-offs primarily relates to the quarterly re-estimation of cash flow expectations required under ASC Topic 310-30. The net present value of expected cash flows is influenced by both the amount and timing of such cash flows.

In addition to the provision expense, the Company incurred loss sharing and covered asset expenses of $2.3 million, consisting primarily of credit expenses offset by $0.2 million of gains related to covered OREO. The receivable due from the FDIC under loss sharing agreements of $8.9 million related to total credit costs incurred was recognized as FDIC loss sharing income and a corresponding increase to the FDIC indemnification asset.

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